SUBORDINATED PROMISSORY NOTE

$1,268,732.49 Rochester, New York

November 13, 2025

FOR VALUE RECEIVED, Syntec Optics Holdings, Inc., a Delaware corporation (the "***Company***") hereby unconditionally promises to pay to the order of Alok Kapoor (the "***Noteholder***") the principal amount of One Million Two Hundred Sixty-Eight Thousand Seven Hundred Thirty-Two and 49/100 Dollars ($1,268,732.49), (the "***Loan***"), together with all accrued interest thereon, as provided in this Subordinated Promissory Note (this "***Note***"). This Note constitutes a valid and binding obligation of the Company to repay cash to the Lender in accordance with the terms set forth herein, enforceable in accordance with its terms. This Note is not convertible into, nor exchangeable for, any equity security or instrument of the Borrower.

1. **Payment**.

(a) Payment Dates. The principal amount of the Loan shall be payable in thirty-four (34) equal consecutive monthly installments of $40,031.03 beginning on December 31, 2025 and on the same day of every month (each such day a "***Payment Date***") thereafter until September 30, 2028 and then one (1) payment of $44,944.33 on October 31 2028. On October 31, 2028, all amounts then outstanding under this Note, including principal, accrued and unpaid interest, and any unpaid fees, shall be due and payable. A full amortization schedule is attached as Exhibit A and incorporated herein by reference.

(b) Payments not allowed by General Subordination Agreement. Prior to October 31, 2028, if payments of either principal or interest are not allowed by a General Subordination Agreement, then interest shall continue to accrue on the principal as well as the accrual interest balances.

(c) Prepayment. If allowed by any senior lender, The Company may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment.

2. **Interest**.

(a) Interest Rate. The principal amount outstanding under this Note from time to time shall bear interest at a rate per annum (the "***Interest Rate***") equal to the 6.953%.

(b) Interest Payment Dates. Interest shall be payable monthly in arrears on each Payment Date.

(c) Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365 days, and the actual number of days elapsed, compounded monthly.[1] Interest shall begin to accrue on the Loan on the date of this Note. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(d) Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

[1] Note to Draft: The term sheet provided that interest was "compounded monthly." Confirm that this is consistent with the Amortization Schedule.

3. **Payment Mechanics**.

(a) Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 5:00 PM local time on each Payment Date and on the date on which such payment is due. Such payments shall be made by in immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Company from time to time.

(b) Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to current month interest on principal, third, to principal, fourth to accrued interest balances.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. "***Business Day***" means a day other than Saturday, Sunday, or other day on which commercial banks in Rochester, NY are authorized or required by law to close.

4. **Default and Remedies**. The occurrence and continuance of any of the following shall constitute an "***Event of Default***" hereunder:

(a) Failure to Pay when allowed. The Company fails to pay any principal and interest of the Loan and any other amounts within thirty (30) days after the date such amount is due unless such payment is disallowed by a senior lender General Subordination Agreement.

(b) Bankruptcy; Insolvency.

i. The Company institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors;
ii. An involuntary case is commenced seeking the liquidation or reorganization of the Company under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing;
iii. The Company makes a general assignment for the benefit of its creditors; or
iv. The Company is unable, or admits in writing its inability, to pay its debts as they become due.

Subject to the provisions of Section 5 below, upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Company declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Section 4(b) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder.

5. **Subordination**. The Loan and all amounts evidenced by and otherwise due under by this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company's Senior Indebtedness (as defined below).

(a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full.

(b) Payment of Subordinated Debt. If any of the conditions below exist (i. – iv.), the Noteholder acknowledges that the Company shall not be required to make any payment and shall not be in default with respect to section 4(a).

i. a payment default on Senior Indebtedness occurs and is continuing; or

ii. the maturity of any series of Senior Indebtedness has been accelerated due to the occurrence of an event of default in accordance with its terms;

iii. any other default occurs and is continuing on any Senior Indebtedness that permits holders of that Senior Indebtedness to accelerate its maturity and the Company receives a notice of such default from a representative of the holders of that Senior Indebtedness; or

iv. for so long as M&T Bank is a holder of any Senior Indebtedness, M&T Bank has not consented to such payment.

Failure to make a scheduled payment shall not extinguish or modify the Company's obligation to pay all accrued and unpaid amounts, and such unpaid balances shall continue to bear interest as provided herein.

(c) Reliance of the Holders of Senior Indebtedness. The Noteholder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

(d) Senior Indebtedness. For purposes of this Note, "***Senior Indebtedness***" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursed, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of the Company, or with respect to which the Company is a guarantor, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money, which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, by the Company, whether or not secured, and (ii) any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor, in each case, whether outstanding on the date of this Note or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing).

(e) Further Assurances. The Noteholder will, at any time and from time to time, promptly execute and deliver all further instruments, documents and agreements, and take all further action, that may be necessary or desirable, or that the holder of any Senior Indebtedness may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such holder of Senior Indebtedness to exercise its rights and remedies hereunder.

6. **Notices**. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by electronic communication (including email, internet or intranet websites, or facsimile properly addressed (with written acknowledgment from the intended recipient such as "return receipt requested" function, return e-mail, or other written acknowledgment)); or (z) actual receipt by an employee or agent of the other party. Notices

hereunder shall be sent to the addresses currently on file with the Company, or to such other address as such party may specify in writing from time to time:

7. **Governing Law**. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

8. **Successors and Assigns**. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Notwithstanding the foregoing, the Noteholder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to an entity controlled by or under common control with the Noteholder. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

9. **Integration**. This Note constitutes the entire contract between the Company and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

10. **Amendments and Waivers**. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Company and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

11. **No Waiver; Cumulative Remedies**. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

12. **Severability**. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

13. **Counterparts**. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic ("pdf" or "tif" or any other electronic means that reproduces an image of the actual executed signature page) format shall be as effective as delivery of a manually executed counterpart of this Note.

14. **Electronic Execution**. The words "execution," "signed," "signature," and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001-7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

[signature page follows]

IN WITNESS WHEREOF, the Company has executed this Note as of the 14th day of November, 2025

SYNTEC OPTICS HOLDINGS, INC.

By______________________________

Name: Dean Rudy

Title: Chief Financial Officer

Agreed and Accepted

By______________________________

Name: Alok Kapoor

EXHIBIT A
AMORTIZATION SCHEDULE

Payment No.	Payment Date	Beginning Balance	Payment	Interest	Principal	Loan Balance	Accrued Interest Liablity
0	11/30/2025	$ 1,268,732.49	$ -	$ 4,038.57	$ (4,038.57)	$ 1,268,732.49	$ 4,038.57
1	12/31/2025	$ 1,272,771.06	$ 40,031.03	$ 7,149.57	$ 32,881.46	$ 1,235,851.03	$ 4,038.57
2	1/31/2026	$ 1,239,889.60	$ 40,031.03	$ 6,964.87	$ 33,066.16	$ 1,202,784.88	$ 4,038.57
3	2/28/2026	$ 1,206,823.45	$ 40,031.03	$ 6,779.12	$ 33,251.91	$ 1,169,532.97	$ 4,038.57
4	3/31/2026	$ 1,173,571.54	$ 40,031.03	$ 6,592.34	$ 33,438.69	$ 1,136,094.29	$ 4,038.57
5	4/30/2026	$ 1,140,132.86	$ 40,031.03	$ 6,404.50	$ 33,626.53	$ 1,102,467.76	$ 4,038.57
6	5/31/2026	$ 1,106,506.33	$ 40,031.03	$ 6,215.61	$ 33,815.42	$ 1,068,652.35	$ 4,038.57
7	6/30/2026	$ 1,072,690.92	$ 40,031.03	$ 6,025.66	$ 34,005.37	$ 1,034,646.98	$ 4,038.57
8	7/31/2026	$ 1,038,685.55	$ 40,031.03	$ 5,834.64	$ 34,196.39	$ 1,000,450.59	$ 4,038.57
9	8/31/2026	$ 1,004,489.16	$ 40,031.03	$ 5,642.55	$ 34,388.48	$ 966,062.12	$ 4,038.57
10	9/30/2026	$ 970,100.69	$ 40,031.03	$ 5,449.37	$ 34,581.66	$ 931,480.46	$ 4,038.57
11	10/31/2026	$ 935,519.03	$ 40,031.03	$ 5,255.12	$ 34,775.91	$ 896,704.56	$ 4,038.57
12	11/30/2026	$ 900,743.13	$ 40,031.03	$ 5,059.77	$ 34,971.26	$ 861,733.30	$ 4,038.57
13	12/31/2026	$ 865,771.87	$ 40,031.03	$ 4,863.33	$ 35,167.70	$ 826,565.60	$ 4,038.57
14	1/31/2027	$ 830,604.17	$ 40,031.03	$ 4,665.78	$ 35,365.25	$ 791,200.36	$ 4,038.57
15	2/28/2027	$ 795,238.93	$ 40,031.03	$ 4,467.12	$ 35,563.91	$ 755,636.45	$ 4,038.57
16	3/31/2027	$ 759,675.02	$ 40,031.03	$ 4,267.34	$ 35,763.69	$ 719,872.77	$ 4,038.57
17	4/30/2027	$ 723,911.34	$ 40,031.03	$ 4,066.45	$ 35,964.58	$ 683,908.19	$ 4,038.57
18	5/31/2027	$ 687,946.76	$ 40,031.03	$ 3,864.42	$ 36,166.61	$ 647,741.59	$ 4,038.57
19	6/30/2027	$ 651,780.16	$ 40,031.03	$ 3,661.26	$ 36,369.77	$ 611,371.82	$ 4,038.57
20	7/31/2027	$ 615,410.39	$ 40,031.03	$ 3,456.96	$ 36,574.07	$ 574,797.75	$ 4,038.57
21	8/31/2027	$ 578,836.32	$ 40,031.03	$ 3,251.51	$ 36,779.52	$ 538,018.24	$ 4,038.57
22	9/30/2027	$ 542,056.81	$ 40,031.03	$ 3,044.91	$ 36,986.12	$ 501,032.12	$ 4,038.57
23	10/31/2027	$ 505,070.69	$ 40,031.03	$ 2,837.15	$ 37,193.88	$ 463,838.25	$ 4,038.57
24	11/30/2027	$ 467,876.82	$ 40,031.03	$ 2,628.22	$ 37,402.81	$ 426,435.44	$ 4,038.57
25	12/31/2027	$ 430,474.01	$ 40,031.03	$ 2,418.11	$ 37,612.92	$ 388,822.52	$ 4,038.57
26	1/31/2028	$ 392,861.09	$ 40,031.03	$ 2,206.83	$ 37,824.20	$ 350,998.33	$ 4,038.57
27	2/29/2028	$ 355,036.90	$ 40,031.03	$ 1,994.36	$ 38,036.67	$ 312,961.66	$ 4,038.57
28	3/31/2028	$ 317,000.23	$ 40,031.03	$ 1,780.69	$ 38,250.34	$ 274,711.33	$ 4,038.57
29	4/30/2028	$ 278,749.90	$ 40,031.03	$ 1,565.83	$ 38,465.20	$ 236,246.13	$ 4,038.57
30	5/31/2028	$ 240,284.70	$ 40,031.03	$ 1,349.76	$ 38,681.27	$ 197,564.87	$ 4,038.57
31	6/30/2028	$ 201,603.44	$ 40,031.03	$ 1,132.47	$ 38,898.56	$ 158,666.31	$ 4,038.57
32	7/31/2028	$ 162,704.88	$ 40,031.03	$ 913.97	$ 39,117.06	$ 119,549.25	$ 4,038.57
33	8/31/2028	$ 123,587.82	$ 40,031.03	$ 694.23	$ 39,336.80	$ 80,212.46	$ 4,038.57
34	9/30/2028	$ 84,251.03	$ 40,031.03	$ 473.27	$ 39,557.76	$ 40,654.70	$ 4,038.57
35	10/31/2028	$ 44,693.27	$ 44,944.33	$ 251.06	$ 44,693.27	$ -	$ (0.00)